Exhibit 5.1

March 7, 2014

Paramount Gold and Silver Corp.
665 Anderson Street
Winnemucca, NV 89445

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Paramount Gold and Silver Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable), of up to $100 million aggregate offering price of:

(i)            shares of the Company’s common stock (the “Common Stock”);

(ii)            shares of the Company’s preferred stock (the “Preferred Stock”);

(iii)            depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(iv)            warrants for the purchase of Common Stock (the “Warrants”); and/or

(v)            units of the Company consisting of one or more of the securities described above (the “Units”).

The Common Stock, Preferred Stock, Depositary Shares, Warrants and Units are collectively referred to herein as the “Securities.”

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the specimen Common Stock certificate and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

One Riverfront Plaza, 1037 Raymond Boulevard, Sixteenth Floor
Newark, New Jersey 07102
Phone: 973.491.3600 \ Fax: 973.491.3555

CALIFORNIA  \ CONNECTICUT  \ MASSACHUSETTS  \ MICHIGAN  \ NEW JERSEY  \   NEW YORK  \  PENNSYLVANIA  \ VIRGINIA  \ WASHINGTON, D.C.

Paul D. Drobbin \ Attorney in charge, Newark office \ LeClairRyan is a Virginia professional corporation

Paramount Gold and Silver Corp.
March 7, 2014

We have assumed without independent investigation that:

(i)            at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) relating to the specific Securities will be effective and will comply with all applicable laws;

(ii)            at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)            all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)            at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including (a) the due reservation of any shares of Common Stock for issuance upon exercise, conversion or exchange of any Securities into Common Stock (a “Convertible Security”), and (b) the execution, delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below) shall have been duly completed and shall remain in full force and effect;

(v)            upon issuance of any Common Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents;

(vi)            neither the certificate of incorporation of the Company nor any applicable law will, after the date hereof, be amended in any manner that would adversely affect the opinions rendered herein; and

(vii)            at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Paramount Gold and Silver Corp.
March 7, 2014

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.            With respect to shares of Common Stock registered pursuant to the Registration Statement, when certificates representing such shares of Common Stock have been duly executed, issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon exercise, conversion or exchange of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such exercise, conversion or exchange, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per share basis, shall in either event not be less than the par value of the Common Stock, and any such Convertible Security was validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, then such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.            With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s certificate of incorporation and bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Delaware Secretary of State, has been duly authorized by appropriate corporate action of the Board and, if required, the stockholders of the Company, and certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.            With respect to Depositary Shares registered pursuant to the Registration Statement, when a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company, the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, then the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Paramount Gold and Silver Corp.
March 7, 2014

4.            With respect to any Warrants registered pursuant to the Registration Statement, when a warrant agreement relating to such Warrants (the “Warrant Agreement”) has been duly executed and delivered by the Company and each other party thereto, the terms of the Warrants have been established in accordance with the Warrant Agreement, and the Warrants have been duly executed, delivered and issued in accordance with the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, then such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.            With respect to any Units registered pursuant to the Registration Statement, when a unit agreement relating to the Units (the “Unit Agreement”) has been duly executed and delivered by the Company and each other party thereto, the terms of the Units have been duly established in accordance with the Unit Agreement, and certificates representing the Units have been duly executed and delivered in accordance with the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, then such Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.            We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the United States of America and the Delaware General Corporation Law.  This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the Delaware General Corporation Law and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.          The opinions above (other than those in paragraphs 1 and 2) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

Paramount Gold and Silver Corp.
March 7, 2014

C.          We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights and (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation